Exhibit 10.2

GUARANTY

To induce I&G PEACHTREE CORNERS, L.L.C., a Delaware limited liability company (“Landlord”) to enter into a certain Amendment (the “Amendment”), dated as of July 17, 2006, to that certain lease (as amended, the “Lease”), dated as of January 20, 2005 with XTEND NETWORKS, INC., a Delaware corporation (“Tenant”) and for other good and valuable consideration, the receipt and sufficiency whereof are hereby irrevocably acknowledged, VYYO INC., a Delaware corporation (herein referred to as “Guarantor” hereby guaranties to Landlord the due and punctual payment in full by Tenant (and not merely the collectibility), and the full and faithful performance and observance by Tenant, of all of the Obligations (defined below) under and pursuant to the Lease.  As used herein, the term “Landlord” shall include its successors and assigns.  The Guarantor shall cause the Obligations to be paid and performed under the same standards, time schedules and other requirements set forth in the Lease; and in the absence of such performance, Landlord shall have all of the rights and remedies against the Guarantor as are set forth in the Lease or are available at law or equity.  For purposes of this Guaranty, the term “Obligations” shall mean the full and prompt payment and performance and observance of all covenants, conditions, and agreements provided in the Lease to be performed and observed by Tenant, its successors and assigns, including, but not limited to, the obligation to pay rent under the Lease

1.             Guarantor represents and warrants to Landlord that neither the execution and delivery of this Guaranty, nor compliance with the terms and provisions hereof, will violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any agreement, document or charter to which Guarantor is a party or by which Guarantor is bound.

2.             Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation, and duly qualified and in good standing under the laws of each other state in which its activities require that it be qualified.  Guarantor has executed and delivered this Guaranty pursuant to proper authority duly granted.  Guarantor warrants and represents to Landlord that such Guarantor is not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

3.             The financial statements furnished on behalf of Guarantor to Landlord in connection with this Guaranty or the Lease (a) are true and correct in all material respects, (b) have been prepared in accordance with generally accepted accounting principles consistently applied, and (c) present fairly the financial condition of Guarantor as of the date thereof.  No material adverse change has occurred in the financial condition of [such] Guarantor since since the Form 10-Q filed by Guarantor for its quarter ended March 31, 2006 and except as may be described in any Form 8-K filed with the Securities and Exchange Commission since such date.

4.             The liability of Guarantor hereunder shall in no way be affected, diminished or released by any extension of time or forbearance that may be granted by Landlord to Tenant or any waiver by Landlord under the Lease or by the acceptance by Landlord of additional security for performance of the Lease or any release, substitution or changes in any such security, failure to perfect a security interest in Tenant’s property or impairment of collateral, or by any modifications, amendments or extensions of the Lease. Guarantor expressly agrees that Landlord may, in its sole and absolute discretion, without notice to or further consent of such Guarantor, and without in any way releasing, affecting, or impairing the obligations and liabilities of such Guarantor hereunder:

(a)           Waive compliance with any of the terms of the Lease;

(b)           Modify, amend, or change any provisions of the Lease by agreement between Tenant and Landlord;

(c)           Grant extensions or renewals of the Lease or effect any release, compromise, or settlement in connection therewith;

(d)           Assign or otherwise transfer all or part of its interest in the Lease, Premises, or this Guaranty or any interest therein or herein; and

(e)           Consent to any assignment, subletting, conveyance, or other transfer of all or any part of the interest of Tenant in the Lease.

5.             If Tenant holds over beyond the term of the Lease, Guarantor’s obligations hereunder will extend and apply with respect to the full and faithful performance and observance of all of the covenants, terms, and conditions of the Lease and of any such modification thereof and any such holding over period.

6.             Landlord, in its sole discretion, may waive or release any provision or provisions of the Lease as Landlord may deem proper or desirable, without any notice to or further assent from Guarantor and without in any manner impairing or affecting this Guaranty as to any provision(s) not so waived or released or any of the Guarantor’s obligations hereunder.

7.             Landlord may enforce this Guaranty without the necessity at any time of resorting to or exhausting any other remedy or any other security or collateral and without the necessity at any time of having recourse to any of its rights or remedies under the Lease, and without the necessity of proceeding against Tenant.

8.             Guarantor does not require and hereby waives all notices of Tenant’s nonpayment, nonperformance, or nonobservance of the covenants, terms and conditions of the Lease.  Guarantor hereby expressly waives all notices and demands otherwise required by law which Guarantor may lawfully waive.

9.             In the event of a default under the Lease, Landlord may pursue, concurrently or successively, all rights and remedies available to it pursuant to the Lease, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any obligations of the Guarantor hereunder.

10.           The liability of the Guarantor hereunder or any remedy for the enforcement hereof shall in no way be affected by (a) the release or discharge of Tenant in any creditors’, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liabilities of Tenant to Landlord or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s said liability under the Lease, resulting from the operations of any present or future provision of Title 11 of the United States Code or other statute or from the decision in any court or (c) the rejection or disaffirmance of the Lease in any such proceedings.

11.           Guarantor agrees to pay to Landlord promptly upon request all costs and expenses (including, without limitation, reasonable attorneys’ fees and legal costs) paid or incurred by Landlord in endeavoring to collect on this Guaranty, or any part thereof, and in enforcing this Guaranty or any of the Guarantor’s obligations hereunder.

12.           No delay on the part of Landlord in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Landlord of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No action of Landlord permitted hereunder shall in any way affect or impair the rights of Landlord and the obligations of the Guarantor under this Guaranty.

13.           Landlord and Tenant, without notice to or consent by the Guarantor, may at any time or from time to time enter into such modifications, extensions, amendments or other covenants respecting the Lease as they may deem appropriate and the Guarantor will not be released thereby, but will continue to be fully liable for the payment and performance of the Obligations of Tenant under the Lease as so modified, extended or amended.

14.           Guarantor hereby expressly waives:

(a)                                  notice of the acceptance by Landlord of this Guaranty,

(b)                                 all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing,

(c)                                  its right to enforce any remedies Landlord now has, or later may have, against the Tenant,

(d)                                 any right to participate in any security now or hereafter held by Landlord, and

(e)                                  all suretyship defenses and suretyship rights of every nature otherwise available.

Until all of the Obligations are fully paid and performed and observed and Tenant has no further Obligations, Guarantor hereby expressly (a) waives any right of subrogation, reimbursement, contribution or indemnification against Tenant, whether such right arises in equity, under contract, by statute, under law or otherwise, and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

15.           Insofar as the payment by Tenant of any sums of money to Landlord is involved, this Guaranty is a guaranty of payment and not of collection, and shall remain in full force and effect until payment in full of all sums payable under the Lease.  Guarantor waives any right to require that Landlord bring any legal action against Tenant before, simultaneously with, or after enforcing its rights and remedies hereunder against Guarantor. This Guaranty shall in all respects be a continuing guaranty, and shall remain in full force and effect notwithstanding, without limitation, the dissolution of Tenant until fulfillment of all of the Obligations.  If at any time any part of any payment previously applied by Landlord to any of the Obligations is rescinded or returned by Landlord for any reason, including the insolvency, bankruptcy or reorganization of Tenant or any other party, such Obligations shall be deemed to have continued in existence to the extent that such payment is rescinded or returned, and this Guaranty shall be reinstated as to such Obligations as though such prior application by Landlord had not been made.  No notice of discontinuance given by Guarantor shall affect or impair any of the agreements or obligations of Guarantor hereunder, and all of the agreements and obligations of Guarantor under this Guaranty shall, notwithstanding any notice of discontinuance, remain fully in effect until the conditions set out in the preceding sentence have been satisfied.

16.           This Guaranty may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever except by the express terms of a writing signed by the party or parties sought to be bound thereby.

17.           Any notices that Landlord or the Guarantor may require, or may desire, to give hereunder shall be in writing and shall be deemed to have been given upon receipt or, if mailed by registered or certified mail, on the third day after being deposited in the United States mail, postage prepaid.  Unless otherwise notified in writing, the party giving the notice shall use the addresses of Landlord and, in the case of the Guarantor, Tenant set forth in the Lease.

18.           All of the representations, warranties, undertakings, agreements and covenants herein contained and the obligations hereunder shall be binding upon Guarantor and its heirs, executors and legal and personal representatives, and upon its successors and assigns.

19.           Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate action on Guarantor’s part, has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor’s valid and legally binding agreement in accordance with its terms.

20.           This Guaranty has been delivered in Norcross, Georgia, and shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be wholly performed within the State of Georgia.  Guarantor hereby consents to the jurisdiction of any competent court within Gwinnett County, Georgia.  It is mutually agreed that Landlord and Guarantor hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other as to any matters arising out of or in any way connected with this Guaranty.

21.           Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of this 17 day of July, 2006.

GUARANTOR: VYYO INC., a Delaware corporation

/s/ Avner Kol

By: Avner Kol
Title: Chief Operating Officer